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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
OLD SECOND BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2003

Dear Stockholder:

        You are cordially invited to attend the 2003 annual meeting of stockholders of Old Second Bancorp, Inc. to be held on Tuesday, April 15, 2003 at 11:00 a.m., local time. The meeting will be held at our offices located at 37 South River Street, Aurora, Illinois.

        The formal items of business to be considered at the meeting include the election of three directors and the ratification of our independent auditors, both of which are described in the following pages. In addition, we will report on our performance in 2002 and address questions or comments from stockholders.

        We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

        A copy of our annual report to stockholders for the year 2002 is also enclosed. Thank you for your continued support and we look forward to seeing you at the meeting.

Sincerely,

James E. Benson Chairman	William B. Skoglund President and Chief Executive Officer

OLD SECOND BANCORP, INC.
37 South River Street, Aurora, Illinois 60506

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 15, 2003

TO THE STOCKHOLDERS:

        The annual meeting of stockholders of Old Second Bancorp, Inc., will be held on Tuesday, April 15, 2003 at 11:00 a.m. at our corporate headquarters located at 37 South River Street, Aurora, Illinois, for the following purposes:

  1.
  to elect three directors to serve for a term of three years;

  2.
  to ratify the selection of Ernst & Young LLP as our independent accountants for the year ended December 31, 2003; and

  3.
  to transact such other business as may properly be brought before the meeting or any postponements or adjournments of the meeting.

        The Board of Directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 3, 2003, are the stockholders entitled to vote at the meeting and any and all adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By Order of the Board of Directors

James E. Benson Chairman	William B. Skoglund Chief Executive Officer and President

Aurora, Illinois
March 10, 2003

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Old Second Bancorp, Inc.
37 South River Street • Aurora, IL 60506 • (630) 892-0202

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Old Second Bancorp, Inc., a Delaware corporation, of proxies to be voted at the annual meeting of stockholders. This meeting is to be held at our corporate headquarters located at 37 South River Street, Aurora, Illinois on April 15, 2003 at 11:00 a.m., local time, or at any postponements or adjournments of the meeting. Old Second conducts full service community banking and trust business through its wholly-owned subsidiaries: The Old Second National Bank of Aurora, Old Second Mortgage, Yorkville National Bank, Kane County Bank and Old Second Financial Corporation.

        A copy of our annual report for the year ended December 31, 2002, which includes audited financial statements, is enclosed. This proxy statement was mailed to stockholders on or about March 10, 2003.

Why am I receiving this proxy statement and proxy form?

        You are receiving a proxy statement and proxy form from us because on March 3, 2003, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning these matters to assist you in making an informed decision.

        When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy form, ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy form in advance of the meeting just in case your plans change.

        If you have signed and returned the proxy form and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her best judgment.

What matters will be voted on at the meeting?

        You are being asked to vote on the election of three directors of Old Second for a term expiring in 2006 and the ratification and approval of Ernst & Young LLP to serve as our independent auditors for 2003. These matters are more fully described in this proxy statement.

How do I vote?

        A form of proxy is enclosed for use at the meeting. If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. Stockholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy. Unless revoked or instructions to the contrary are contained in the proxies, the shares represented by validly executed proxies will be voted at the meeting and will be voted "for" the election of the nominees for director named in this proxy statement and "for" the ratification and approval of the selection of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2003.

What does it mean if I receive more than one proxy form?

        It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

        If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

        Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and the ratification of independent auditors, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on a matter on which your broker does not have discretionary authority to vote your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a "broker non-vote" and will affect the outcome of the voting as described below, under "How many votes are needed for approval of each proposal?" Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

How many votes do we need to hold the annual meeting?

        A majority of the shares that were outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. On March 3, 2003, the record date, there were 7,423,505 shares outstanding. A majority of these shares must be present in person or by proxy at the meeting.

        Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting; or

  •
  has properly submitted a signed proxy form or other proxy.

What happens if any nominee is unable to stand for re-election?

        The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. The Board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

        You may vote "for" or "withhold authority to vote for" each nominee for director. You may vote "for," "against" or "abstain" on any other proposal that may properly be brought before the meeting.

How many votes are needed for each proposal?

        The three individuals receiving the highest number of votes cast "for" their election will be elected as directors of Old Second. The ratification of Ernst & Young LLP as our independent auditors must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. An abstention will have the same effect as a vote against the ratification of our auditors.

        Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter. So long as a quorum is present, broker non-votes will have no effect on the outcome of the election of directors or the vote on the ratification of our auditors.

How are votes counted?

        Voting results will be tabulated and certified by the election judges.

Where do I find the voting results of the meeting?

        We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ending March 31, 2003.

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes, approximately equal in number. Each year, we ask the stockholders to elect the members of one class for a term of three years. At the annual meeting to be held on April 15, 2003, you will be entitled to elect three directors for terms expiring in 2006. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

        Set forth below is information concerning the nominees for election and for the other directors whose term of office will continue after the meeting, including their age, year first elected a director and business experience of each person during the previous five years. The three nominees for directors, if elected at the annual meeting, will serve for a three year term expiring in 2006. The Board of Directors recommends you vote your shares FOR each of the nominees for director. Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

NOMINEES

Name	Served as Old Second Director Since	Principal Occupation
(Term Expires 2006)
D. Chet McKee (Age 63)	1978	Vice President-Special Projects, Rush-Copley Medical Center (2000-present); President and Chief Executive Officer, Rush-Copley Medical Center (1990-2000)

Name	Served as Old Second Director Since	Principal Occupation
Gerald Palmer (Age 57)	1998	Vice President/General Manager, Caterpillar Inc., a construction equipment manufacturer
James Carl Schmitz (Age 54)	1999	Tax consultant (1999-present); director of taxes with H. B. Fuller Company (1998); tax specialist with KPMG LLP (1999)
CONTINUING DIRECTORS
(Term Expires 2005)
Marvin Fagel (Age 55)	1996	President, Aurora Packing Co., a meat packing company; Chairman of the Board and Chief Executive Officer, New City Packing Company, a meat packing company
William Kane (Age 52)	1999	Partner, Label Printers Inc., a printing company
Kenneth Lindgren (Age 62)	1990	President, Daco Incorporated, a contract manufacturer of machined components
Jesse Maberry (Age 59)	1985	Vice President, Aurora Bearing Company, a manufacturer of rod end spherical bearings
(Term Expires 2004)
Walter Alexander (Age 68)	1976	President, Alexander Lumber Co., building material sales
Edward Bonifas (Age 43)	2000	Vice President, Alarm Detection Systems Inc., producer and installer of alarm systems, close-captioned video systems and card access systems, and locksmiths
William Meyer (Age 55)	1995	President, William F. Meyer Co., a wholesale plumbing supply company
William B. Skoglund (Age 52)	1992	President and Chief Executive Officer of Old Second and Old Second National Bank

        Upon attaining age 70, an elected director assumes the status of a Senior Director for a period of three years. Every Senior Director has a right to attend all Board and committee meetings to which they are appointed and to participate in all discussions during such meetings. However, a Senior Director does not have the right to vote on any matter. Currently, the only Senior Director on the Board of Directors is James Benson, who is also the current Chairman of the Board. Mr. Benson plans to remain as a Senior Director through his term expiring at the end of 2003. Mr. Benson will then become a Director Emeritus in 2004.

        All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer. Walter Alexander, a director of Old Second, is also a director of Wausau-Mosinee Paper Corporation, a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act.

Corporate Governance and the Board of Directors

        The Board of Directors held twelve regular meetings during 2002. During 2002, all of the directors attended at least 75% of all of Old Second's Board meetings and meetings of the committees on which they served.

        The Board of Directors has standing audit and nominating committees, and Old Second National Bank has a compensation committee, the members of which are all directors of the holding company as well. Actions taken by any committee of the Board are reported to the full Board, usually at its next meeting. The principal responsibilities of the audit and nominating committees are described below. The members of each committee serve during the period between annual stockholders' meetings.

        The members of our audit committee during 2002 were Messrs. Alexander, Kane, McKee, and Schmitz, each of whom are "independent" directors, as that term is defined by the Nasdaq Stock Market, Inc. The audit committee met six times during 2002 and Mr. Alexander, Chairman of the audit committee, met on a quarterly basis with the independent accountants. The audit committee charter sets forth the duties and responsibilities of the committee and was attached to last year's proxy statement.

        The members of our nominating committee during 2002 were Messrs. Alexander, Benson, Lindgren, Maberry, McKee and Skoglund. The nominating committee reviews the qualifications of, and recommends to the Board, candidates to fill vacancies on the Board as they may occur during the year. The committee is comprised of a majority of "independent" directors, as that term is defined by Nasdaq. The nominating committee will consider suggestions from all sources, including stockholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to our corporate secretary, who will forward it to the committee. This committee met once during 2002.

        Because all of our executive officers are also executive officers of Old Second National Bank and are compensated by the bank rather than directly by the holding company, the compensation committee of Old Second National Bank determines the compensation of our executive officers, which is then ratified by our full Board of Directors. The members of the compensation committee in 2002 were Messrs. Alexander, Fagel, Kane, Meyer and Palmer, each of whom is also a director at the holding company.

Compensation of Directors

        All persons who serve as directors of Old Second also serve as directors of Old Second National Bank. We do not pay any fees to any of the directors in their capacity as directors of Old Second. However, during 2002, Old Second National Bank paid directors' fees to non-employee directors consisting of a $10,000 annual retainer fee, $500 for each Board of Directors meeting attended and $200 for each committee meeting attended. Directors also have the option to defer directors' fees through a phantom stock program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock at December 31, 2002, by each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table below and by all directors and executive officers of Old Second as a group. Unless otherwise noted, the address of each five percent stockholder is 37 South River Street, Aurora, Illinois 60506.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% Stockholders
Old Second Bancorp, Inc.(2) Profit Sharing Plan & Trust	438,147	5.9%
Banc Funds(3) 208 South LaSalle Street Chicago, Illinois 60604	566,813	7.6%
Directors
Walter Alexander	51,712	*
James Benson(4)	138,127	1.8%
Edward Bonifas	5,931	*
Marvin Fagel	26,202	*
William Kane	8,000	*
Kenneth Lindgren	24,666	*
Jesse Maberry	17,746	*
D. Chet McKee	2,000	*
William Meyer	32,499	*
Gerald Palmer	1,333	*
James Carl Schmitz(5)	283,758	3.8%
William B. Skoglund(6)	84,632	1.1%
Other Named Executive Officers
J. Douglas Cheatham(7)	10,892	*
All directors and executive officers	687,498	9.3%

*
Less than one percent

(1)
Includes ownership of securities by spouse (even though any beneficial interest is disclaimed) and in our profit sharing plan and trust and our salary savings plan.

(2)
In addition, as of December 31, 2002, Old Second National Bank held in its trust department, in various fiduciary capacities (other than as trustee of our profit sharing plan and trust), 746,299 shares of our common stock, or 10.05% of the total outstanding shares. Old Second had full investment power with respect to 297,577 shares and shared investment power with respect to 123,664 shares.

(3)
Includes shares owned by related investment funds, as represented to us by Banc Funds and reported on a Schedule 13G/A filed on February 13, 2003.

(4)
Mr. Benson assumed the status of Senior Director in 2000 and will remain as Chairman through 2003.

(5)
Mr. Schmitz has voting control of 231,599 shares held in the J.C. Schmitz Residual Trust, 33 shares held in the James C. Schmitz Revocable Trust, and 100 shares held in his own name.

(6)
Includes 58,223 shares issuable pursuant to options held by Mr. Skoglund. Also includes 20,079 shares held in our profit sharing plan and trust, 6,064 shares held in our 401(k) plan and 266 shares in his name alone.

(7)
Includes 8,890 shares issuable pursuant to options held by Mr. Cheatham. Also includes 601 shares held in our profit sharing plan and trust, 735 shares held in our 401(k) plan, and 666 shares held in nominee name.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of these forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2002 with the exception of Mr. Meyer, who had one late Form 4 filing regarding the purchase of 266 shares.

EXECUTIVE COMPENSATION

        The table which follows sets forth information regarding compensation paid for each of the years ended December 31, 2002, 2001, and 2000 to those individuals who were either the Chief Executive Officer or an executive officer whose annual salary exceeded $100,000.

		Annual Compensation			Long Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(g)	(h)
Name and Principal Position	Fiscal Year Ended December 31st	Salary($)(1)	Bonus($)	Other annual compensation ($)(2)	Securities Underlying Options/ SARs(#)(3)	All Other Compensation ($)(4)
James E. Benson Chairman of the Board of Old Second	2002 2001 2000	$118,400 112,850 120,000	$25,000 — —	$ — — —	— — —	$ — — —
William B. Skoglund President and Chief Executive Officer of Old Second and Old Second National Bank	2002 2001 2000	$340,608 305,592 286,750	$84,100 51,744 26,640	$10,800 10,800 10,800	16,000 16,000 13,333	$24,796 24,698 17,261
J. Douglas Cheatham Chief Financial Officer of Old Second	2002 2001 2000	$180,000 168,000 156,000	$38,976 31,798 23,020	— — —	6,000 6,000 5,333	$16,759 15,388 7,095

(1)
Salary amounts for Mr. Benson include director fees received from our subsidiaries in the amounts of $32,400, $26,850, and $32,200 for the years 2002, 2001, and 2000 respectively. Salary amounts for Mr. Skoglund include director fees received from our subsidiaries in the amounts of $15,600 for 2002, $15,600 for 2001, and $16,750 for 2000.

(2)
The amount shown for Mr. Skoglund represents an annual automobile allowance.

(3)
These shares are restated to reflect a four-for-three stock split, effected in the form of a stock dividend, which was payable June 24, 2002.

(4)
The amounts shown for 2002 represent the contribution to (i) our qualified profit sharing plan and trust in the amount of $8,000 for Messrs. Skoglund and Cheatham; (ii) our salary savings plan in the amount of $8,000 for Mr. Skoglund and for Mr. Cheatham; and (iii) our non-qualified voluntary deferred compensation plan in the amounts of $8,796 for Mr. Skoglund and $759 for Mr. Cheatham.

Stock Option Information

        The following table sets forth certain information concerning the number and value of stock options granted in 2002 to the individuals named in the summary compensation table with the exception of Mr. Benson, who did not receive any stock options in 2002:

OPTION GRANTS IN LAST FISCAL YEARS

Individual Grants
(a)	(b)	(c)	(d)	(e)	(f)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Name					5%	10%
William B. Skoglund	16,000	29.6%	$37.61	12-17-12	$378,444	$959,050
J. Douglas Cheatham	6,000	11.1%	$37.61	12-17-12	$141,916	$359,644

(1)
Options become exercisable in three equal portions on the first, second and third anniversaries of December 17, 2002, the date of grant.

        The following table sets forth information concerning the stock options at December 31, 2002 held by the named executive officers with the exception of Mr. Benson, who does not hold any stock options. No stock options were exercised during 2002 by any of the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN
LAST FISCAL YEAR AND FY-END

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)(d)(1)
					Value of Unexercised In- the-Money Options/SARs at FY-End ($)(e)
	Shares Acquired on Exercise (#)(b)
Name (a)		Value ($)(c)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William B. Skoglund(2)	—	$—	58,223	31,110	$1,010,814	$166,084
J. Douglas Cheatham	—	$—	8,890	11,777	$139,814	$64,123

(1)
Shares are restated to reflect a four-for-three stock split, effected in the form of a stock dividend, payable June 24, 2002.

(2)
Mr. Skoglund exercised 22,001 of these options in February, 2003.

Employment and Change of Control Agreements

        Effective January 2, 1996, Mr. Benson retired as Chief Executive Officer of Old Second National Bank. He retained the title of Chief Executive Officer of Old Second until June 1998, when Mr. Skoglund was named President and Chief Executive Officer of Old Second. Since 1996, Mr. Benson has served as Chairman of the Board of Old Second and will continue to do so until December 31, 2003, at which time he will retire. Mr. Benson will continue to serve on the boards and committees of the mortgage company and banks as well as on the Board of Old Second as a Senior Director until the end of 2003 after which time he will serve as Director Emeritus. In these positions, Mr. Benson will continue to participate in various business activities with us, including conducting exit interviews with regulatory examiners and will be available to bank management as a consultant. In exchange for these and other services to be performed during 2003, Mr. Benson will receive a fee of $86,000.

        On January 1, 1997, Mr. Skoglund, Chief Executive Officer of Old Second, entered into a Compensation and Benefits Assurance Agreement with us. The initial term of the agreement was for one year and is automatically extended for successive one-year periods, unless earlier terminated by either party. The agreement provides for lump-sum payments of severance benefits in the amount of three times base salary in the event of a "Change in Control" (as defined in the agreement) of Old Second or Old Second National Bank or a qualifying termination, which includes an involuntary termination without cause or a constructive termination. In these instances, Mr. Skoglund would also receive three years continuation of welfare benefits, one year of outplacement services, accelerated vesting of stock options or other incentive awards and any additional payment necessary to make him whole for any excise taxes that may be imposed.

        Mr. Cheatham, Chief Financial Officer of Old Second, entered into a Benefit Assurance Agreement with us on May 17, 1999. The initial term of his agreement was through December 31, 2000, but is automatically extended for successive one-year periods, unless earlier terminated by either party. This agreement provides for lump-sum severance benefits in the amount of two times base salary in the event of a "change in control" (as defined in the Agreement) of Old Second or Old Second National Bank or a qualifying termination, which includes an involuntary termination without cause or a constructive termination. In these instances, he would receive two years continuation of welfare benefits, one year of outplacement services, accelerated vesting of stock options or other incentive awards and any additional payment necessary to make him whole for any excise taxes that may be imposed.

Compensation Committee Report On Executive Compensation

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Old Second shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

Introduction

        Old Second and Old Second National Bank share an executive management team, the members of which are compensated by the bank instead of the holding company. Accordingly, each of their compensation packages, which is based upon their roles and performance for both Old Second and Old Second National Bank, is determined and approved by the compensation committee. The members of the committee are directors of both Old Second and Old Second National Bank. Messrs. Alexander, Fagel, Kane, Meyer and Palmer were members of the compensation committee in 2002 and are "independent" directors, as such term is defined by the Nasdaq Stock Market, Inc.

Compensation Philosophy and Objectives

        The executive compensation program is designed to guide the committee in formulating an appropriate compensation structure for senior management. The overall objective is to align senior management compensation with the success of meeting our goals by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

  •
  encourage a consistent and competitive return to stockholders;

  •
  maintain a program which:

  •
  clearly motivates personnel to perform and succeed according to our current goals;

  •
  retains key personnel critical to our long-term success; and

  •
  emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of corporate goals;

  •
  maintain a corporate environment which encourages stability and a long-term focus for both Old Second and our management; and

  •
  ensure that management:

  •
  fulfills its oversight responsibility to its constituents, including stockholders, customers, employees, the community and government regulatory agencies;

  •
  conforms its business conduct to the highest ethical standards;

  •
  remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and

  •
  continues to avoid any conflict between its responsibilities to Old Second and each individual's personal interests.

        There are three major components to executive officer compensation: base salary and bonus, stock options and additional benefit plans. The process utilized by the committee in determining executive officer compensation levels for all of these components is based upon the committee's subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors with respect to any compensation component. Among the factors considered by the committee are the recommendations of the senior management with respect to the compensation of other key executive officers. However, the committee makes the final compensation decisions concerning such officers.

Base Salary and Bonus

        The compensation committee reviews each executive's base salary on an annual basis. The committee believes that the base salaries should offer security to each executive and allow Old Second to attract qualified executives and maintain a stable management team and environment. The committee targets base salaries at market levels, although it may be adjusted, either up or down, to reflect Old Second's performance. Initially, base salaries are determined by examining, among other things, an executive's level of responsibility, prior experience, education, breadth of knowledge, internal performance objectives and the current market level.

        Annual adjustment to an executive's base salary is driven by corporate and individual performance. Corporate performance, measured primarily in terms of earnings per share, return on equity and assets and enhancement of book value per share, impacts an executive's base salary. In addition, the committee will also measure individual performance. When measuring individual performance, the committee considers the individual's efforts in achieving established financial and business objectives, managing and developing employees and enhancing long term relationships with customers. A bonus may also be granted based on specific individual goals and corporate performance.

        The compensation of Mr. Benson, the Chairman of the Board during 2002, was based upon his continuing advisory role and his individual performance and contributions to Old Second and the community. Accordingly, Mr. Benson's base salary was the same as his 2001 base salary. As the President and Chief Executive Officer of Old Second, Mr. Skoglund's base salary increased by approximately 12.07% in 2002 to reflect a salary commensurate with his role and responsibilities. In determining Mr. Skoglund's salary in 2002, the committee also considered Mr. Skoglund's individual performance and his long-term contributions to Old Second's success. Overall, salary increases for the other senior executive officers were at a rate comparable to the increases provided to officers with similar duties and responsibilities at comparable organizations.

Stock Awards

        Our current long-term incentive plan is intended to promote equity ownership in Old Second by the directors and selected officers and employees, to increase their proprietary interest in the success of Old Second and to encourage them to remain in the employ of Old Second or its subsidiaries. To reinforce our long-term perspective and to retain valued executives, these options vest ratably over a three-year period following grant. Options are issued at the market value of the common stock, thereby providing a benefit only upon future stock appreciation.

        Executives receive stock option grants that are generally comparable to the long-term incentive opportunities granted to individuals with similar positions at financial institutions of similar size. In 2002, the number of stock options granted were similar in number to those granted in 2001.

Benefits, Qualified Service Plans and Perquisites

        Benefits offered to executives are intended to serve a different purpose than base salary and stock options. While the benefits offered are competitive with the marketplace and help attract and retain executives, generally, the benefits offered provide a safety net of protection against financial catastrophes that can result from illness, disability, or death. Benefits offered to executives are generally those offered to the general employee population, with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits. Old Second offers eligible employees three tax-qualified plans: a 401(k) savings plan, a profit sharing plan and a pension plan.

        The 401(k) savings program has no percentage limit for salary deferrals (with a partial company match); however, it is subject to statutory limitations. The profit sharing arrangement provides an annual discretionary contribution to the retirement account of each employee based in part on our profitability in a given year, and on each participant's annual compensation. The pension plan targets a 50% pay replacement, integrated with the participant's social security benefits, at normal retirement age following a full career of service. Excluding employees of non-banking subsidiaries who participate in the 401(k) plan only, participation in these plans is generally offered to full-time salaried and regular part-time employees. Benefits under these plans, taken as a whole, are believed to be competitive with comparable banks and bank holding companies.

Conclusion

        The committee believes these executive compensation policies and programs effectively serve the interests of stockholders and Old Second. The committee believes these policies motivate executives to contribute to Old Second's overall future successes, thereby enhancing the value of Old Second for the benefit of all stockholders.

Respectfully,
Mr. Walter Alexander
Mr. Marvin Fagel
Mr. William Kane
Mr. William Meyer
Mr. Gerald Palmer

Stockholder Return Performance Presentation

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Old Second shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.

        The following graph represents the five-year cumulative total stockholder return for Old Second, the S&P 500, and the Nasdaq Bank Index.

	Old Second Bancorp, Inc.	Nasdaq Bank Index	S&P 500
December 31, 1997	$100.00	$100.00	$100.00
December 31, 1998	$86.89	$88.18	$128.52
December 31, 1999	$85.47	$81.33	$155.53
December 31, 2000	$81.75	$93.20	$141.36
December 31, 2001	$138.80	$102.62	$124.63
December 31, 2002	$174.40	$107.25	$97.15

The above table assumes that dividends were reinvested and the numbers are adjusted for stock splits and dividends.

Pension Plan

        Excluding employees of non-banking subsidiaries, all full-time salaried and regular part-time employees who have completed one year of service are eligible for participation in our pension plan and the remuneration credited to each participant includes all direct salaries and wages paid. Generally speaking, retirement benefits are based on final average monthly earnings during the highest five consecutive years of employment during the last ten years before retirement and integrates with a portion of the primary social security benefit payable to the participant. A participant receives monthly the amount calculated under the following formula: (i) 1 2/3% times the number of years of credited service up to a maximum of 30, and (ii) 1/2% times the year of credited service over 30 years; less (iii) one-half the primary social security benefit payable to the participant.

        The following table illustrates the annual amount of retirement income available under both our pension plan and SERP (after deducting one-half of the social security benefit, but without limiting the retirement benefits for the single plan defined benefit limit of Section 415(c), for the combined plan Section 415 limits, and for the includable compensation limitation of Section 401(a)(17) of the Internal Revenue Code (the "Code") from such plan for a person 65 years of age in specified average earnings and years of service classification). The SERP restores benefits lost under the pension plan due to the limits imposed under Sections 401(a) (17) and 415 of the Code. The objective of the SERP is to permit those employees who are affected by the limitations of Code Sections 401(a)(17) and 415 to receive the same benefit they would have received under the Pension Plan but for the limitations imposed by the Code.

        In certain cases, a participant's actual benefit may be less than that provided below:

Years of Service

Covered Compensation	15	20	25	30	35	40
$15,000	$2,250	$3,000	$3,750	$4,500	$5,250	$6,000
25,000	3,750	5,000	6,250	7,500	8,750	10,000
35,000	5,585	7,447	9,308	11,170	12,250	14,000
50,000	8,423	11,231	14,038	16,846	18,096	20,000
75,000	13,995	18,660	23,325	27,990	29,865	31,740
100,000	19,870	26,493	33,117	39,740	42,240	44,740
125,000	26,084	34,779	43,473	52,168	55,293	58,418
150,000	32,334	43,112	53,890	64,668	68,418	72,168

175,000	38,584	51,445	64,307	77,168	81,543	85,918
200,000	44,834	59,779	74,723	89,668	94,668	99,668
225,000	51,084	68,112	85,140	102,168	107,793	113,418
250,000	57,334	76,445	95,557	114,668	120,918	127,168
275,000	63,584	84,779	105,973	127,168	134,043	140,918
300,000	69,834	93,112	116,390	139,668	147,168	154,668
325,000	76,084	101,445	126,807	152,168	160,293	168,418
350,000	82,334	109,779	137,223	164,668	173,418	182,168
375,000	88,584	118,112	147,640	177,168	186,543	195,918
400,000	94,834	126,445	158,057	189,668	199,668	209,668
425,000	101,084	134,779	168,473	202,168	212,793	223,418
450,000	107,334	143,112	178,890	214,668	225,918	237,168
475,000	113,584	151,445	189,307	227,168	239,043	250,918
500,000	119,834	159,779	199,723	239,668	252,168	264,668

        Covered compensation under the qualified and nonqualified pension formulas and the respective years of credited service as of December 31, 2002 for the executive officers named in the cash compensation table are as follows: William B. Skoglund, $419,908 (30 years of service) and J. Douglas Cheatham, $218,976 (3 years of service).

Compensation Committee Interlocks and Insider Participation

        During 2002, the members of the compensation committee were Messrs. Alexander, Fagel, Kane, Meyer and Palmer. None of these individuals was an officer or employee of Old Second or Old Second National Bank in 2002, and none of these individuals is a former officer or employee of either organization. In addition, during 2002 no executive officer served on the Board of Directors or compensation committee of any other corporation with respect to which any member of our compensation committee was engaged as an executive officer.

Transactions with Management

        Our directors and executive officers and their associates were customers of, and had transactions with Old Second and our subsidiaries in the ordinary course of business during 2002. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loans, transactions in repurchase agreements, certificates of deposit and depository relationships, in the opinion of management, were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral, and repayment terms on extensions of credit, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present unfavorable features. The total debt for all of the directors and executive officers of Old Second and their associates, including all loans with Old Second National Bank, represents 14.55% of stockholders' equity as of December 31, 2002.

RATIFICATION OF OUR INDEPENDENT AUDITORS

        We have selected Ernst & Young LLP to be our independent auditors for the year ending December 31, 2003. The Board of Directors will propose the adoption of a resolution at the annual meeting ratifying and approving the selection of Ernst & Young LLP. Representatives of Ernst & Young are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

Accountant Fees

Audit Fees

        The aggregate fees and expenses billed by Ernst & Young LLP in connection with the audit of our annual financial statements as of and for the years ended December 31, 2002 and 2001 and for the required review of our financial information included in our Securities and Exchange Commission filings for the year 2002 was $152,000.

Financial Information Systems Design and Implementation Fees

        There were no fees incurred for these services for the year 2002.

All Other Fees

        The aggregate fees and expenses billed by Ernst & Young LLP for all other services rendered to us during the year ended December 31, 2002 was $45,800, which includes $31,000 for income tax services provided to us and $14,800 for the audits of the employee benefit plans.

        The audit committee, after consideration of the matter, does not believe that the rendering of these services by Ernst & Young LLP to be incompatible with maintaining Ernst & Young LLP's independence as our principal accountant.

        The Board of Directors recommends that you vote your shares FOR ratification of this appointment.

AUDIT COMMITTEE REPORT

        The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Old Second shall not be deemed to include the following report and related information unless such report is specifically stated to be incorporated by reference into such document.

        The audit committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the Board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

        The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2002 with our management and Ernst & Young LLP, our independent auditors. The committee has also discussed with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Ernst & Young LLP, the committee has recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee:
Walter Alexander, Chairman
William Kane
D. Chet McKee
James Schmitz

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Any proposals of stockholders intended to be presented at the 2004 annual meeting of stockholders must be received by us on or before November 11, 2003 to be included in our proxy statement, and must otherwise comply with our bylaws.

GENERAL

        We will bear the cost of this proxy solicitation. Solicitation will be made primarily through the use of the mail, but our officers, directors, or regular employees may solicit proxies personally or by telephone or telegraph without additional remuneration for such activity. In addition, we will reimburse brokerage houses and other custodians, nominees, or fiduciaries for their reasonable expense in forwarding proxies and proxy material to the beneficial owner of such shares.

        As of the date of this proxy statement, we do not know of any other matters to be brought before the annual meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

FAILURE TO INDICATE CHOICE

        If any stockholder fails to indicate a choice in items (1) or (2) on the proxy card, the shares of such stockholder shall be voted FOR in each instance.

By Order of the Board of Directors

James E. Benson Chairman	William B. Skoglund Chief Executive Officer and President

Aurora, Illinois
March 10, 2003

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

37 South River Street / Aurora, IL 60506 / (630) 892-0202

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
OLD SECOND BANCORP, INC. TO BE HELD ON APRIL 15, 2003

        The undersigned hereby appoints Jesse Maberry, Townsend Way Jr., and Philip C. Ruddy, or any one of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of common stock of Old Second Bancorp, Inc., which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders to be held at our premises located at 37 South River Street, Aurora, Illinois on the 15th day of April, 2003, at 11:00 a.m., central time, and at any and all postponements or adjournments of the meeting.

1.
ELECTION OF DIRECTORS.

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  (Term Expires 2006):    D. Chet McKee, Gerald Palmer, James Carl Schmitz.

2.
Ratification and approval of the selection of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2003.

☐	☐	☐
For	Against	Abstain
3.
In accordance with their discretion, upon all other matters that may properly come before said meeting and any postponements or adjournments of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

Dated:	, 2003
Signature(s)

NOTE:    PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 15, 2003
PROXY STATEMENT
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEARS
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
RATIFICATION OF OUR INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
GENERAL
FAILURE TO INDICATE CHOICE
ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES PROMPTLY